SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)              May 23, 2001
                                                --------------------------------


                            AuctionAnything.com, Inc.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                      0-27865                    13-264091
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission File            (IRS Employer
 or incorporation)                     Number)              Identification No.)



              35 W. Pine Street, Suite 211, Orlando, Florida 32801
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code            (407) 481-2140
                                                   -----------------------------


          (Former name or former address, if changed since last report)



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ITEM 1 and ITEM 2.         CHANGES IN CONTROL OF REGISTRANT and
                           ------------------------------------
                           ACQUISITION OR DISPOSITION OF ASSETS


         On May 23, 2001, AuctionAnything.com, Inc. executed an Agreement and Plan of Reorganization and Stock Purchase Agreement (the "Disease SI Agreement") with Disease S.I., Inc., a Florida corporation ("Disease SI") and its shareholders Dr. Wayne Goldstein and Mr. Brian S. John. Under the terms of the Disease SI Agreement, we acquired 100% of the issued and outstanding stock of Disease SI in exchange for 60,000,000 shares of our Common Stock. We issued Dr. Goldstein and Mr. John a total of 21,209,384 shares at the closing, and agreed that the balance of 38,790,616 shares will be delivered to them as soon as we amend our Certificate of Incorporation to increase our authorized Common Stock in order to permit such issuance as described herein. Giving effect to the recapitalization, we will have a total of 80,768,922 shares of our Common Stock issued and outstanding, of which 74.3% will be owned by Dr. Goldstein and Mr. John.

         Concurrent with the closing of the Disease SI Agreement, Messrs Martin Meads and John Hotaling, who had been our executive officers, resigned their positions as officers but have remained directors of AuctionAnything.com and officers of North Orlando Sports Promotions, Inc., our wholly-owned subsidiary. Dr. Goldstein and Mr. John were appointed the officers and directors of AuctionAnything.com. The consummation of the transaction with Disease SI has resulted in a change in control of AuctionAnything.com.

About Disease SI

         Introduction

         Disease SI is a developmental stage biopharmaceutical/clinical diagnostics company. Disease SI's long-term goal is to become a partially integrated pharmaceutical company with capabilities in research, drug development, clinical investigation, and regulatory affairs. Disease SI is planning to employ a broad array of technologies to detect, identify and quantify substances in blood or other bodily fluids and tissues. The company intends to target and develop proprietary pharmaceutical compounds and new technologies. Its primary goal will be to develop a Transmissible Spongiform Encephalopathy ("TSE") test, useful in the diagnosis of TSE diseases such as scrapie in sheep, Bovine Spongiform Encephalopathy (BSE) in cattle (commonly known as "mad-cow disease"), Chronic Wasting Disease (CWD) in wild deer and elk and Creutzfeldt-Jakob Disease (CJD) in humans. Disease SI believes these test results may be used in the diagnosis, detection, evaluation, monitoring and potential treatment of diseases and other medical conditions.
         Disease SI's overall plan of operation includes:

         * identifying, acquiring and exploiting rights to new technologies and compounds relating to BSE, CJD and other neurological disorders;


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         *        enhancing the value of those assets through further research and clinical testing;

         * performing clinical studies towards regulatory approval and attempt to market its drugs through licensing agreements with pharmaceutical companies; and

         * working to develop other promising compounds in-house and in collaboration with third parties.

         In its implementation of its plan of operation, Disease SI's principal activities will include:

         *        researching and developing technologies for TSE screening;

         * conducting clinical studies to validate its TSE screening tests;

         * negotiating licenses for intellectual property of others incorporated into its technologies;

         * developing relationships with leaders in the scientific and medical communities;

         * conducting market studies and analyzing potential approaches for commercializing technologies which may develop;

         *        hiring research and clinical personnel;

         *        hiring management and other support personnel; and

         *        raising capital.

         Disease SI' s goal is to eventually offer TSE screening services to establish the market. It will then seek to license its technologies to leading clinical reference laboratories to enable them to develop tests. Disease SI may also choose to package its technologies and seek approval for diagnostic test kits with which any clinical laboratory could conduct its tests.

         Currently Disease SI does not maintain any research or laboratory premises, but plans to utilize such facilities on a contractual or collaborative basis at academic and research institutions, as well as contract research organizations. Considering the commercialization infrastructure necessary to effectively market its target drug products, Disease SI will seek joint ventures or collaborations with universities, pharmaceutical companies, both domestically and outside the United States. It will also seek universities as well as corporate partners, who will be responsible for at least part of the clinical development, regulatory approval, manufacturing and marketing of the drug product. Under such an arrangement, Disease SI expects to receive certain up-front and sub-licensing fees, ongoing research contracts, milestone payments, and royalties on drug product sales. Disease SI maintains a website at www.diseasesciences.com.


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
History of Disease SI

         Disease SI has no operating history and it has not generated any revenues to date. It was incorporated in April 2001 and has conducted limited business operations since inception as a result of its limited cash and assets. We do not expect operating revenue from Disease SI in the foreseeable future. We expect Disease SI to generate losses resulting principally from costs incurred in conjunction with its research and development initiatives. These research and development expenses will include costs related to scientific and laboratory personnel, clinical studies and reagents and supplies used in the development of its technologies. We expect that the cost of its research and development activities will increase substantially as Disease SI continues activities relating to the development of a TSE screening test, and the extension of its technologies to several other forms of TSE. Disease SI is planning clinical studies, the costs of which will be borne by it. We are unable at this time to project the costs of these clinical studies due to the early stage of Disease SI's development. We also expect general and administrative expenses for Disease SI to increase significantly as its hires additional personnel and builds its infrastructure to support future projected growth. These general and administrative expenses are expected to consist primarily of non-research personnel salaries, office expenses and professional fees.

Product Research and Development

         Disease SI intends to conduct extensive product research and development activities, and these research and development activities are expected to play a major role in its projected future growth. In conjunction with the implementation of its plan of operation, Disease SI will hire and establish research teams. These research teams will attempt to develop new technology and new applications for existing technology. In its development and testing, Disease SI also intends to consult with scientific and medical professionals at universities, hospitals and medical schools. Despite the fact that there can be no assurance that the technologies and/or pharmaceutical compounds that Disease SI may develop will ultimately prove to be profitable, we anticipate that we will spend the necessary capital on research and development in the foreseeable future in order to enhance pharmaceutical properties, and to develop new potential products. We are unable at this time to estimate the total amount which will be spent on research and development by Disease SI.

About Prions And Prion Diseases

         Prions (pronounced "pree-ons") are infectious proteins that are the causative agents of spongiform encephalopathies. Prions consist of a single molecule containing about 250 amino acids termed the PrP protein. Prions are unique in that they that break many rules of biology. Most life forms such as viruses, bacteria, plants and humans pass down their blueprints for all their progeny via their deoxyribonucleic acid (DNA). Generally, in nature the process for converting the blueprints into building blocks must involve replication of DNA, transcription of the message into ribonucleic acid (RNA) and translation of the RNA's message to form proteins, the building blocks of cells, tissues, organs and whole organisms. Prions differ in that they contain no DNA or RNA. With prions, we have life forms where abnormal proteins direct the refolding of normal proteins just by direct contact. The difference between the normal and abnormal proteins does not lie in their primary structure (the sequence of their amino acids), but rather in their folding. Prion infected proteins are folded


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into abnormal shapes in a way that allows them to resist normal protease degradation which over time leads to the build up of aggregates of the abnormal protein, especially in neurons in the brain.

         Prions are also unique in that are not destroyed by the usual means to kill infectious agents. They are resistant to boiling at temperatures as high as 250 degrees Celsius (over 400 degrees Fahrenheit). They are also resistant to ionizing radiation. Additionally, prion related diseases are also extremely difficult to diagnose. Currently, there is no blood test for TSE, and infected animals do not mount any immune response to the infection and signs of diseases like BSE, are often only possible to diagnose at autopsy.

         Prion diseases are progressive degenerative disorders of the central nervous system. In cattle, the latency (incubation period) for mad cow disease is roughly five years, meaning that cows have the disease for five years before symptoms begin to appear. No one knows the latency period for CJD in humans, but it is estimated at 10 years. Because of this uncertainty, as was with AIDS, no one is sure how many people in England already have contracted the disease but are not yet showing symptoms.

History Of Transmissible Spongiform Encephalopathies (TSE) and Scrapie

         The history of Transmissible Spongiform Encephalopies (TSE) can be traced back to England in the mid-1700s in the form of a disorder called "scrapie" found mostly in sheep and goats. Originally thought to be a genetic disease, scrapie was believed to be inherent in poorly breed animals. This belief continued through the 1930s when French researchers proved that it was not transferred genetically, but in fact was infectious. American scientists later discovered that they were able to transmit scrapie from sheep to cows by injecting infectious material into their brains.

         In England, at times scrapie had become quite prevalent. Over the past couple of centuries it was believed that at one time or another as many as one-third of British sheep had been infected with the disease. The disease secured its first known foothold in the United States in 1947, when an outbreak, traced to an import of purebred Suffolk sheep, was reported in Michigan. In 1952, when scrapie outbreaks were reported in California and Ohio, the United States Department of Agriculture (USDA) launched the first of two eradication programs, requiring the slaughter of entire herds infected with even a single case of scrapie. Farmers and sheep herders concerned with protecting their financial interests became reluctant to report suspected cases, and scrapie was "driven underground." From the mid-1950s through the mid-1970s a few flocks yearly in the U.S. were reported infected, numbers that the USDA felt were too small to be credible. To combat scrapie secrecy, in 1978 the USDA instituted the Scrapie-Eradication Program, a program of reimbursing farmers two thirds of the appraised value, up to $300 per animal, of the sheep sacrificed in their entire flocks suspected of carrying scrapie. In 1983 it was decided that the revised USDA policy for farmers would be to kill (and would be reimbursed for) only infected sheep and their immediate relatives not their entire flocks. Upon revision of the USDA policy, reports of scrapie increased. In 1992, for a combination of scientific and budgetary reasons, the Scrapie-Eradication Program was dismantled. In 1992, farmers were given six months to report sick sheep for reimbursement, and then the program officially closed. In the U.S. today, a



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voluntary system is in place under which farmers can apply to have their sheep certified "scrapie-free".

         Scrapie is important because it is believed that it is the origin of Bovine Spongiform Encephalopathy (BSE), or mad-cow disease. It is widely believed that scrapie jumped species when farmers began feeding infected sheep to cattle as a means of providing the cattle with a cheap form of protein.

Bovine Spongiform Encephalopathy (BSE)

         Bovine Spongiform Encephalopathy (BSE), a prion disease also known as mad-cow disease, is a progressive, lethal central nervous system disease which targets cattle. BSE is characterized by the appearance of vacuoles, or clear holes, in neurons in the brains of affected cattle that give the brain the appearance of a sponge or spongiform. BSE was initially recognized in cattle in the United Kingdom in 1986. After its discovery, research led scientists to the conclusion that the bovine agent had originated from a scrapie agent, which has been present within sheep in the United Kingdom for over 200 years. It is presumed that the scrapie agent jumped species and moved into cattle when sheep offal (the leftover parts of butchered animals) were ground down and included as a protein supplement in cattle feed. As cattle that had ingested the diseased scrapie began to die, cattle carcasses and offal were then themselves ground down and used as a protein supplement for future cattle feed. In essence, the epidemic of mad-cow disease was caused by an innovation of feeding dead cows to live cows. Cows and sheep are, by nature, herbivores (vegetarians). Further research has concluded that mad-cow disease was transmitted through such feed, and especially through certain tissues of the offal including the brain, spinal cord, eyes, spleen and certain nerve tissues.

         BSE in cattle in Europe had reached epidemic proportions by 1992 more than 1,000 cases were being reported. Between 1987 and 2000 over 180,000 cattle were identified as having BSE with countries including UK, Ireland, Portugal, France and Switzerland.

Chronic Wasting Disease (CWD)

         Chronic wasting disease, another TSE, was diagnosed more than a decade ago in mule deer and elk in Colorado and Wyoming. Since 1981, CWD has been spreading slowly among wild deer and elk herds in the Rocky Mountains, and now afflicts between 4% and 8% of 62,000 deer in the region between Fort Collins, Colorado and Cheyenne, Wyoming.

         During 1999, CWD erupted among a herd of elk on a farm near Philipsburg, Montana which raised elk commercially. A few of the elk which had been shipped by the farm to other destinations in the United States were subsequently discovered to be infected with CWD. Montana health authorities slaughtered 81 elk on the farm, and initially announced plans to incinerate the carcasses. Upon determination that incineration would be too expensive, the animals, together with the equipment used to feed, water and care for the animals, were buried at a landfill. Montana authorities announced that the fence line at the elk farm would be decontaminated, but they did not say what procedure they would use, nor did they announce what would become of the

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contaminated land. The disease agent that causes CWD - a prion protein - is very hardy and resists destruction by traditional sterilization techniques like alcohol and heat.

         In northeastern Colorado and southeastern Wyoming, state officials are urging hunters to protect themselves when dressing wild deer and elk which they have shot. Hunters should wear rubber gloves, minimize contact with brain and spinal cord tissues, discard the brain, spinal cord, eyes, spleen and lymph nodes and refrain from eating any of these organs. Although there is no evidence that CWD can cross over from deer and elk to humans, because there was previously no firm evidence that mad cow disease could afflict humans until 1999, wildlife officials in the Rocky Mountains states believe caution is warranted.

Creutzfeldt-Jakob Disease (CJD)

         BSE in humans is referred to Creutzfeldt-Jakob Disease. In its natural form, CJD was first described in the 1920s by German physicians Has Gerhard Creutzfeldt and Alfons Jakob. Symptoms vary, but may include loss of coordination, personality changes, mania and dementia. In the United States, approximately 250 cases are diagnosed each year. Confirming a diagnosis of CJD has historically been difficult as traditional laboratory tests have been ineffective in detecting CJD. The disease does not induce a fever or other systemic manifestations. Accordingly, a definitive diagnosis of CJD has traditionally required a brain biopsy or autopsy which can detect the characteristic changes in the brain tissue caused by the disease. Moreover, a brain biopsy may sometimes produce a false-negative result if the biopsied area was unaffected by the disease. The difficulties involved in diagnosing CJD may have prevented the identification of the disease in some cases. Because brain biopsy for diagnosing CJD is invasive, costly and risky, it is often not performed. Additionally, some physicians may not consider the possibility of a CJD diagnosis since the disease is deemed to be rare and the clinical symptoms of CJD can often be attributed to other ailments. Consequently, CJD may be mistaken for a variety of psychological illnesses and other neurological disorders including Alzheimer's disease, Huntington's Disease and vascular irregularities. The extent to which such misdiagnosis may have occurred is presently unknown. Currently, fewer than 10% of all deaths are investigated with an autopsy, and even a smaller percentage of victims of dementia. The disease is inevitably fatal as at the present time there is no known effective treatment or cure for CJD.

The Disease SI Solution

         Many non-invasive TSE screening methods are not effective early detection methods. Disease SI intends to develop screening tests that it believes will allow for the direct early detection of several types of TSE diseases. The first application of its technologies will be to undertake TSE screening. Disease SI believes veterinarians will order tests to screen for the presence of TSE every one to two years. Through regular screening, Disease SI believes that tests using its developed technology will enable the detection of TSE earlier, so that the animals may be properly destroyed and avoid these diseased animals from entering the food chain.


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         Disease SI believes TSE screening tests using its technologies could become a widely accepted and regularly used screening tool as a result of certain features and benefits including earlier detection, higher sensitivity, higher compliance and scalability.

         Disease SI's goal is to become a contender in the early detection of TSE. The key components of its strategy include:

         - Developing TSE screening technologies. Disease SI selected TSE as the first technology because the target market is large and not well served. Once developed, Disease SI intends to license its proprietary technologies and sell reagents to leading clinical reference laboratories to enable them to develop tests. Disease SI may also package its technologies and seek approval for diagnostic test kits with which any clinical laboratory could conduct its tests.

         - Extend its screening technologies to other neurological disorders. Disease SI believes that its current technologies will be applicable to the early detection of several other types of neurological disorders. Disease SI also believes that certain of its technologies allow for the early detection of without knowledge of the precise basis of the disorder. As a result, it may be able to develop tests for disorders before the basis of such disorders is discovered.

Government Regulation

         Disease SI will be subject to extensive regulation by the United States Food and Drug Administration (FDA) under the Federal Food, Drug and Cosmetic Act, as well as regulations governing the development, marketing, labeling, promotion, manufacturing and export of its products.

         Generally medical devices, a category that will include Disease SI's to-be-developed products, require FDA approval or clearance before they may be marketed. The FDA has not, however, actively regulated laboratory tests that have been developed and used by the laboratory conducting the tests. The FDA does regulate the sale of reagents used in laboratory tests. The FDA refers to the reagents used in these tests as analyte specific reagents. Analyte specific reagents react with a biological substance to identify a specific DNA sequence or protein and generally do not require FDA approval or clearance if they are used in-house laboratories or are sold to clinical laboratories certified by the government to perform high complexity testing and are labeled in accordance with FDA requirements, including a statement that their analytical and performance characteristics have not been established. A similar statement would also be required on all advertising and promotional materials relating to analyte specific reagents such those to be developed by Disease SI. Laboratories also are subject to restrictions on the labeling and marketing of tests that have been developed using analyte specific reagents. The analyte specific reagent regulatory category is relatively new and its boundaries are not well defined, and there has been some discussion within the government of changing the analyte specific reagent regulation, although it is not certain whether any such changes would affect Disease SI plan of operation. In the event Disease SI is successful in implementing its plan of operation, Disease SI believes that its in-house

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testing and the analyte specific reagents that it intends to sell to leading clinical reference laboratories will not require FDA approval or clearance. Disease SI cannot be sure, however, that the FDA will not assert that its tests or one or more of its reagents require premarket approval or clearance. In addition, Disease SI cannot be sure that the FDA will not treat the licensing of its intellectual property as labeling that would subject the reagent to premarket approval or clearance and other FDA regulation. In addition, Disease SI cannot be sure that the FDA will not change its position in ways that could negatively affect its operations.

         Any diagnostic test kits that Disease SI may sell would require FDA approval or clearance before they could be marketed. There are two review procedures by which a product may receive such approval or clearance. Some products may qualify for clearance under a premarket notification, or 510(k) procedure, in which the manufacturer provides to the FDA a premarket notification that it intends to begin marketing the product, and demonstrates to the FDA's satisfaction that the product is substantially equivalent to a legally marketed product, which means that the product has the same intended use as, is as safe and effective as, and does not raise different questions of safety and effectiveness than a legally marketed device. A 510(k) submission for an in vitro diagnostic device generally must include manufacturing and performance data, and in some cases, it must include data from human clinical studies. Marketing may commence when FDA issues a clearance letter.

         If a medical device does not qualify for the 510(k) procedure, the FDA must approve a premarket approval application, or PMA, before marketing can begin. PMA applications must demonstrate, among other matters, that the medical device is safe and effective. A PMA application is typically a complex submission, usually including the results of preclinical and extensive clinical studies. Before FDA will approve a PMA, the manufacturer must pass an inspection of its compliance with the requirements of the FDA's quality system regulations.

         Assuming that Disease SI is successful in implementing its business plan, Disease SI believes that most, if not all, of the products which it anticipates it will develop and sell in diagnostic test kit form will require PMA approval. The PMA process is lengthy and costly, and Disease SI cannot be sure that the FDA will approve PMAs for its products in a timely fashion, if at all. FDA requests for additional studies during the review period are not uncommon, and can significantly delay approvals. Even if Disease SI were able to gain approval of a product for one indication, changes to the product, its indication, or its labeling would be likely to require additional approvals.

         Regardless of whether a medical device requires FDA approval or clearance, a number of other FDA requirements apply to its manufacturer and to those who distribute it. Device manufacturers must be registered and their products listed with the FDA, and certain adverse events and product malfunctions must be reported to the FDA. The FDA also regulates the product labeling, promotion, and in some cases, advertising, of medical devices. Manufacturers must comply with the FDA's quality system regulation which establishes extensive requirements for quality control and manufacturing procedures. Thus, manufacturers and distributors must continue to spend time, money and effort to maintain compliance, and failure to comply can lead to enforcement action. The FDA periodically inspects facilities to ascertain compliance with these and other requirements.


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         Disease SI will also be subject to U.S. and state laws and regulations regarding the operation of clinical laboratories. The federal Clinical Laboratory Improvement Act and laws of certain other states, impose certification requirements for clinical laboratories, and establish standards for quality assurance and quality control, among other things. Clinical laboratories are subject to inspection by regulators, and the possible sanctions for failing to comply with applicable requirements. Sanctions available under the Clinical Laboratory Improvement Act include prohibiting a laboratory from running tests, requiring a laboratory to implement a corrective plan, and imposing civil money penalties. If Disease SI should fail to meet the requirements of the Clinical Laboratory Improvement Act or state law, it could cause it to incur significant expense.

         Any failure by Disease SI to comply with these laws, rules and regulations could lead to stringent sanctions, including withdrawal of products from the market, recalls, refusal to authorize government contracts, product seizures, civil money penalties, injunctions and criminal prosecution.

Competition and General Business Risks

         The clinical laboratory business is intensely competitive and Disease SI believes that consolidation will continue in the clinical laboratory testing business. Competitors in this segment range in size from small private companies to large multinational corporations. Disease SI will seek to compete only in very specific market niches and will not attempt to pursue the most competitive general diagnostics markets. Disease SI believes, although there are no assurances, that it will be able to compete based on its technological ability to provide customers with very specific tests. Competitors will include Abbot Laboratories, bioMerieux, Inc., Roche Diagnostics, BioChem Pharma, Inova, diaSorin, Bayer, Bio-Rad, Paradigm and Medical Analysis Systems. In the intense competitive environment that is the pharmaceutical industry, those companies that complete clinical trials, obtain regulatory approval and commercialize their drug products first will enjoy competitive advantages.

         To Disease SI's knowledge, none of the large or diagnostics companies are developing tests to conduct blood, urine or feces-based TSE testing; however, companies may be working on such tests that have not yet been announced. In addition, other companies may succeed in developing or improving technologies and marketing products and services that are more effective or commercially attractive than those which may be developed or offered by Disease SI. Most of these companies may be larger than Disease SI and will be able to commit significantly greater financial and other resources to all aspects of their business, including research and development, marketing, sales and distribution.

         Disease SI's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets. Disease SI will encounter various risks in implementing and executing its business strategy and we can provide no assurance that it will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business. Our current cash forecast indicates that there will be negative cash flow from our operations for the foreseeable future.


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Employees

         As of April 30, 2001, Disease SI employed a total of three employees, all of whom work full-time. Disease SI has no collective bargaining agreements with any unions and believes that the overall relations with its employees are excellent.

Management

       Dr. Wayne Goldstein, Mr. Brian S. John and Dr. Bryant Villeponteau have recently been appointed as directors and/or officers of AuctionAnything.com.

         Dr. Wayne Goldstein, age 34, has been our Chief Executive Officer and a director since May 23, 2001, and is the President and co-founder of Disease SI. Prior to founding Disease S.I. in April 2001, Dr. Goldstein was an asset manager for Rockledge Capital Management from January 2000 until December 2000. From March 1999 until February 2000, he was a professional medical representative for Cytyc Corporation (Nasdaq: CYTC), a publicly-held company that designs, develops, manufactures and markets sample preparation systems for medical diagnostics. His responsibilities at Cytyc Corporation included consulting with obstetricians and gynecologists on implementing new technology into their practices. From March 1999 until December 1999, he was a sales representative with Ventiv Health. From July 1994 until December 1999, he had a podiatry practice in South Florida, where his responsibilities included managing a podiatric office consisting of two doctors and three skilled assistants, as well as treating patients. Dr. Goldstein received a B.S. in Psychology/Pre-Medicine from the University of Maryland in 1988 and a Doctorate of Podiatric Medicine
(DPM) from the Temple School of Medicine in 1992. Dr. Goldstein did his residency at Frankford Hospital in Philadelphia, Pennsylvania from 1992 until1994.

         Brian S. John, age 33, has been our Vice President and director since May 23, 2001. Prior to co-founding Disease S.I. in April 2001, from March 1998 until December 2000, Mr. John was President of International Internet's CigarCigar.com / StogiesOnline.com division. From December 1997 until March 1998, he was a stock broker with GKN Securities Corp. and from December 1997 until December 1997, he was a stock broker with Stratton Oakmont, Inc., holding both a Series 7 and a Series 63 license at each firm. From May 1991 until April 1996, Mr. John served as Northeast Area Sales Director for Dine-A-Mate, Inc., an entertainment and dining guide that was later acquired by CUC International. Mr. John studied Biology at Kutztown State University from 1986 until 1991.

         Bryant Villeponteau Ph.D., age 56, has been our Chief Scientific Officer since June 2001. He brings eighteen years of administration and scientific experience to Disease S.I. Dr. Villeponteau holds B.A. in Economics, an M.S. in Biostatistics, and a Ph.D. in Molecular Biology, all from UCLA. From 1982 to 1986, Dr. Villeponteau was Assistant Research Chemist in the Department of Chemistry and Biochemistry at UCLA, and from 1986 to 1992 was Assistant Professor of Biological Chemistry at the University of Michigan Institute of Gerontology. During this period, Dr. Villeponteau was one of the first scientists to clone a human aging-related gene. From 1996 until June 1997, Dr. Villeponteau was with Geron Corporation, a start-up biotech company focused on age-related diseases, where he developed a patented technique for cataloging gene expression changes with aging. In 1994, Dr. Villeponteau was the lead

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inventor in cloning and characterizing the RNA component of human telomerase and, along with three other colleagues, won the 1996 Distinguished Inventor Award for this seminal discovery. Dr. Villeponteau was then made the Program Director for Telomerase Therapy and led a multi-disciplinary team of 25 scientists for several years. Dr. Villeponteau later served as the head of Geron's Molecular Discovery Department before joining Health Span Sciences, Inc. in June 1997 where he initially served as Vice President of Research, heading up the research department. From March 1998 to June 2000, Dr. Villeponteau served as President, a directors and Chief Executive Office of Health Span Sciences, Inc., and from June 2000 until the present, he has served as President, a director and Chief Scientific Officer of Health Span Sciences, Inc. Since September 1996 Dr. Villeponteau has been a member of the editorial board of the Journal of Anti-aging Medicine.


ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements for the periods specified in Rule 3-05(b) of Regulation S-X are attached to this filing.

         (b) Pro Forma Financial Information required pursuant to Article 11 of Regulation S-X shall be filed by amendment within 60 days of the date of this filing.

         (c)      Exhibits:

                  10.1    Agreement  and  Plan  of   Reorganization   and  Stock
                          Purchase   Agreement  dated  May  23,  2001  between
                          AuctionAnything.com, Inc., Disease S.I., Inc. and the Shareholders of Disease S.I., Inc.








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

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, AuctionAnything.com, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             AUCTIONANYTHING.COM, INC.


                                       By:   /s/ Dr. Wayne Goldstein
                                             -----------------------------------
                                       Name:  Dr. Wayne Goldstein
                                       Title: President


Dated: June 5, 2001










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